VENTURE LENDING & LEASING VII, INC.
Secretary’s Certificate

I, Martin D. Eng, the Secretary of Venture Lending & Leasing VII, Inc. (“VLLI VII” or “Fund VII”), hereby certify: that the following resolutions were duly adopted by the Board of Directors by resolution dated May 7, 2014, and that such resolutions remain in full force and effect; and that such resolutions were approved by unanimous consent of the directors of Fund VII.

RESOLVED, that the fidelity bond for Fund VII with ICI Mutual Insurance Company, in the aggregate amount of $750,000 and in the form and with the coverage presented to the Board (the “Fund VII Bond”), is hereby approved; and

RESOLVED FURTHER, that Martin Eng be, and hereby is, authorized and directed, for and on behalf of Fund VII, to file and give notice of the Fund VII Bond pursuant to Rule 17g-1.

I am also providing the following statements in accordance with Rule 17g-1:

The premium for the bond has been paid through June 30, 2015

IN WITNESS WHEREOF, I have hereunto signed my name this 4th day of August, 2014.

/S/ Martin D. Eng
Martin D. Eng